Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in Amendment No. 3 to the Registration Statement of COMPUPRINT, INC. on Form SB-2 of our report dated May 28, 2002 relating to our audit of the financial statements of COMPUPRINT, INC. (a North Carolina corporation) as of December 31, 2001, and the related statements of operations, stockholders' equity, and cash flows for the two-year period ended December 31, 2001 which appear in such Form SB-2. We also consent to the reference to us under the heading "Experts" in such Form SB-2.

                                        /s/ ROGOFF & COMPANY, P.C.

NEW YORK, NEW YORK
SEPTEMBER 3, 2002